SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2008

HITTITE MICROWAVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51448	04-2854672
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20 Alpha Road, Chelmsford, Massachusetts 01824

(Address of principal executive offices) (Zip Code)

(978) 250-3343

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2008, we issued a press release announcing announced the promotion of Michael Olson to Vice President of Engineering. In this position, Mr. Olson is responsible for managing the company’s worldwide engineering resources and design centers. Mr. Olson has been with the company for 12 years and recently served as Director of IC Engineering and Director of New Product Development.

Michael Koechlin, who previously served as Vice President of Engineering, has been appointed to the newly created position of Chief Technology Officer. In this position, Mr. Koechlin is responsible for continuing to develop the company’s long-term technology strategy.

The full text of the press release is attached hereto as Exhibit 99.1 to this Report and is incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits

(c) Exhibits

99.1         Press Release dated January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITTITE MICROWAVE CORPORATION

	By:	/s/ William W. Boecke
William W. Boecke
Chief Financial Officer

Date: January 28, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 28, 2008